                                                                    EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.


                            CASH TECHNOLOGIES, INC.

                      SECURED CONVERTIBLE PROMISSORY NOTE


$_______  January 3, 2000
                                                         Los Angeles, California

          FOR VALUE RECEIVED, Cash Technologies, Inc., a Delaware corporation ("Cashtech") and its wholly owned subsidiaries Coinbank Automated Systems, Inc., a Delaware corporation ("Coinbank") and National Cash Processors, Inc., a Delaware corporation ("NCP" and together with Coinbank sometimes referred to individually as a "Subsidiary" and together as the "Subsidiaries"), all with an address at 1434 West 11th Street, Los Angeles, CA 90015 ( Cashtech, Coinbank and NCP are hereinafter referred to collectively as the "Company" or "Payor" unless the context indicates otherwise), with its principal office at 1434 West 11th Street, Los Angeles, California 90015, promises to pay to the order of ______________________ (the "Payee" or the "Holder"), or registered assigns, the principal amount of ________________ on July 31, 2001 (the "Maturity Date"), and unpaid interest on the unpaid principal balance hereof from the date of this Note at the rate of 10% per annum, payable on the last day of each calender quarter commencing March 31, 2000. Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

1.   Terms of Repayment

     1.1 All payments received on account of this Note shall be applied first to the payment of accrued interest on this Note and then to the reduction of the unpaid principal balance of this Note. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. Payor may prepay principal and interest on this Note upon 30 days prior notice to the Holder.

     1.2 If payment of the outstanding principal amount of this Note, together with accrued unpaid interest thereon at the applicable rate of interest (as set forth herein), is not made on the earlier to occur of (i) the Maturity Date (as such date may be extended pursuant to the extension options set forth in Section 4 hereof) and (ii) the Accelerated Maturity Date (defined below), then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of the Holder in an action to collect this Note) at an annual rate equal to the lesser of 18% or the maximum rate of interest permitted by applicable law.

     1.3 Notwithstanding anything to the contrary contained in this Note, Payor shall not be obligated pay, and the Holder shall not be entitled to charge, collect, or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, any amounts of interest collected by the Holder in excess of such maximum rate shall be deemed to apply to principal and all payments of interest and principal shall be recalculated to allow for such characterization.

     1.4 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of California, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

     1.5 This Note is issued pursuant to a Subscription Agreement between Cash Tech and the Payee of even date herewith (the "Purchase Agreement"), pursuant to which the Payee is purchasing, from the Company units (the "Units"), each Unit consisting of (i) this Note and (ii) Series B redeemable warrants to acquire up to 5,000 shares of the Company's Common Stock, at an exercise price of $13.00 per share (the "Warrants"). This Note is one of a series of notes (the "Notes") being issued in connection with the Company's offering ("Offering") of Units pursuant to the Company's Confidential Private Offering Memorandum dated December 31, 1999. A copy of the Purchase Agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Purchase Agreement. Any transferee or transferees of this Note, by their acceptance hereof, assume the obligations of the Payee in the Purchase Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Purchase Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2. Security. This Note is the direct obligation of the Company and is secured by all of the Collateral contemplated by that certain Security Agreement dated ________, ____ by and among the Company, the holders of the Notes and GunnAllen Financial, Inc. ("GunnAllen Financial") as Agent for the holders of the Notes (the "Security Agreement").

3.   Conversion Rights
     -----------------

     3.1 The Holder shall have the right prior to the date on which this Note is paid in full, to convert at any time, or from time to time, any part of the outstanding principal amount of this Note into fully paid and non-assessable shares of the Common Stock par value $.001 per share, of Cashtech (the "Conversion Rights") at the Conversion Price (as defined below) determined as provided in this Section 3. Promptly after the surrender of this Note, accompanied by a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a
          ---------
"Conversion Notice"), Cashtech shall issue and deliver to or upon the order of the Holder that number of shares of Common Stock for the balance of this Note converted as shall be determined in accordance herewith.

     3.2 The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing (i) the amount of Principal to be converted by (ii) the Conversion Price in effect on the date the Conversion Notice is delivered to Cashtech by the Holder.

     3.3  Conversion Price.  The conversion price shall be $9.50, subject to
          ----------------
adjustment from time to time upon the happening of certain events (as adjusted, the "Conversion Price") as set forth below.

     3.4  Subdivision.  If Cashtech, at any time while Notes remain outstanding,
          -----------
shall (i) subdivide the Common Stock (or effect a similar transaction), the Conversion Price shall be proportionately reduced or (ii) effect a reverse stock split or similar transaction, the Conversion Price shall be proportionately increased, as the case may be, as of the effective date of such subdivision, reverse stock split or similar transaction, or, if Cashtech shall take a record of holders of its Common Stock for the purpose of any such transaction, as of such record date, whichever is earlier (provided if such transaction does not actually occur, such adjustment shall not be made).

     3.5  Stock Dividends.  If Cashtech at any time while any Notes are
          ---------------
outstanding shall pay a dividend in shares of, or make other distribution of shares of, the Common Stock, then the Conversion Price shall be adjusted, as of the date Cashtech shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

     3.6   Reclassification, Consolidation or Merger.  At any time while this
           -----------------------------------------
Note remains outstanding, in case of any reclassification or change of Common Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of Common Stock) or in case of any consolidation or merger of Cashtech with or into another corporation (other than a merger with another corporation in which Cashtech is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination Common Stock), or in the case of any sale or transfer to another corporation of the property of Cashtech as an entirety or substantially as an entirety, Cashtech, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute new notes providing that the holders of the Notes shall have the right to exercise such new notes (upon terms not less favorable to the holders than those then applicable to the Notes) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Notes, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Notes had the Notes been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new notes shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3. The provisions of this Section 3.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

     3.7  Method of Conversion. Except as otherwise provided in this Note or
          --------------------
agreed to by the Holder, this Note may be converted by the Holder in whole at any time or in part (provided such partial conversion is at least $20,000) from time to time by (i) submitting to Cashtech a Conversion Notice (by facsimile dispatched on the Conversion Date and confirmed by U.S. mail or overnight mail service sent within two business days thereafter) and (ii) surrendering this Note with the mailed confirmation of the Conversion Notice at the principal office of Cashtech. Upon partial exercise of the Conversion Rights, a new note containing the same date and provisions as this Note shall be issued by Cashtech to the Holder for the balance due hereunder which shall not have been converted.

     3.8  Restrictions on Shares. This Note has been issued by the Company
          ----------------------
pursuant to the exemption from registration under the Securities Act of 1933 (the "Act"). The shares of Common Stock issuable upon conversion of this Note may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) Cashtech shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Cashtech) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

          (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, Cashtech shall remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if (i) with such request, Cashtech shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or (ii) a registration statement under the Act covering such
securities is in effect.   The Holder of this Note shall be entitled to the
rights granted by the Cashtech pursuant to the terms of the Registration Rights Agreement entered into by Cashtech in connection with the Offering.

     3.9  Reservation of Shares.  The Company shall at all times have authorized
          ---------------------
and reserved, for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of shares of Common Stock underlying the then outstanding aggregate Principal amount of the Notes.

4. Covenants. The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid:

     4.1 Negative Covenants. The Company will not, without the prior written consent of GunnAllen Financial:

          (a) Sell, transfer or in any other manner dispose of, or purchase or acquire, any business, assets, capital stock or other property, except (i) in the ordinary course of its business, or (ii) if (A) the transaction is a bona fide transaction in which fair market value is received by the Company, (B) no Event of Default or Default (each defined hereinafter) has occurred and is continuing or would occur after giving effect to such transaction, and (C) payment of the principal amount of the Notes and accrued and unpaid interest thereon through the date of such payment shall have been made or provided for from the net proceeds of such transaction.

          (b) Make any loan or advance to any person who is or hereafter becomes an officer, director or shareholder of the Company or any affiliate of any such person, other than for reasonable advances for expenses to be incurred by officers, directors, employees and consultants of the Company in the ordinary course of the business of the Company.

          (c) Purchase or otherwise redeem any Common Stock or other equity securities of the Company (other than the Warrants contained in the Units) or declare or pay any dividends in cash or other assets on any of its Common Stock or other equity securities.

          (d) Issue, create, incur, assume, permit, guarantee or suffer to exist any indebtedness or other obligations for money borrowed or capital lease obligations, except for (i) indebtedness under the Notes and any extension, renewal or refinancing thereof; (ii) trade indebtedness incurred in the ordinary course of business; and (iii) indebtedness or other obligations for money borrowed which are subordinated in all respects, including, but not limited to, priority upon liquidation, to the Notes.

          (e) Pay (other than in accordance with the terms thereof), or voluntarily prepay, any amounts under any indebtedness or other obligations for money borrowed, or capital lease obligations, whenever incurred or created and whether or not such indebtedness becomes due, past due or accelerated, except for (i) all of the Notes on a pro-rata basis, (ii) trade indebtedness incurred in the ordinary course of business; and (iii) indebtedness owed to General Electric Capital Corporation.

          (f) (i) Amend the certificate or articles of incorporation or by-laws of the Cash Tech, Coinbank or NCP in any manner which would impair or reduce the rights of the holders of the Notes, (ii) effect a merger or consolidation in which the Company is not the surviving entity or (iii) liquidate, wind up its affairs or dissolve.

          (g) Create, permit or suffer to exist any lien, charge or security interest in any of its assets, except for (i) the security interest created by the Security Agreement; and (ii) Permitted Liens. As used herein, "Permitted Liens" means any of the following: (a) liens for taxes, assessments and governmental charges or levies (i) not yet in default or (ii) that are being contested in good faith and by appropriate proceedings diligently conducted, provided that in the case of liens under this clause (ii), reserves or other
--------
appropriate provisions shall have been established therefor in accordance with generally accepted accounting principles ("GAAP") and enforcement of any such liens shall have been effectively stayed or fully bonded pending the final determination of such proceeding, (b) liens imposed by law, such as materialmen's, mechanics' carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which, if overdue, are being contested in good faith and by appropriate proceedings diligently conducted, provided that reserves or other appropriate provisions shall have
           --------
been established therefor in accordance with GAAP and enforcement of any such lien is effectively stayed or fully bonded pending the final determination of such proceeding, (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions or other restrictions, rights-of-way, minor encroachments, covenants or encumbrances on real property imposed by law or arising in the ordinary course of business that do not arise out of the incurrence of any indebtedness and that do not and could not reasonably be expected to materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Company or materially impair the use thereof to the indebtedness; (e) judgments and other similar liens arising in connection with court proceedings in an amount not in excess of $50,000, provided the execution or other enforcement of such liens is effectively stayed or fully bonded pending the final determination of the proceeding referred to below and the claims secured thereby are being contested in good faith and by appropriate proceedings; and (f) liens (other than liens created or imposed under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tender, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit) and (g) liens of General Electric Capital Corporation pursuant to the Master Security Agreement dated February 4, 1997.

          (h) Directly or indirectly, enter into any transaction with or for the benefit of an affiliate (other than the reasonable compensation of an affiliate for services as an officer, director or employee).

    4.2   Affirmative Covenants.  The Company will:

          (a) Pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, upon its income and profits or upon any of its assets, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, however, that the Company will not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (i) the validity, applicability and/or the amount thereof shall be contested in good faith by appropriate proceedings, (ii) the Company, shall have set aside on its books adequate reserves in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested, and (iii) enforcement of any lien on any assets of the Company associated with any such taxes, assessments, charges, levies or claims shall have been effectively stayed or fully bonded pending the final determination of any such proceedings.

          (b) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply in all material respects with all laws, regulations and orders of each governmental authority having jurisdiction over the Company (it being acknowledged that the Company may nevertheless effectuate its Reincorporation).

          (c) Promptly following the occurrence of a Default (as defined herein), furnish to the Holder and the Secured Party a statement of the Company's President or Chief Financial Officer setting forth the details of such Default and the action which the Company proposes to take with respect thereto.

          (d) At all times maintain true and complete records and books of account in which all of the financial transactions of the Company are duly recorded in conformance with GAAP.

          (e) At all times reserve and keep available out of its authorized shares of Common Stock, solely for the pur-pose of issuance upon exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise of the Warrants (the "Warrant Shares").

          (f) Take all action which may be necessary or expedient to assure that, upon exercise of any of the Warrants, all Warrant Shares issuable upon such conversion will be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

          (g) Use the proceeds from the sale of the Notes primarily for working capital to develop the Company's Emma and ATM-X technology. A portion of the proceeds allocated to working capital will be used to pay the fees and expenses of GunnAllen Financial, in its capacity as placement agent (pursuant to a separate placement agent agreement with the Company), in connection with such sale of the Notes.

          (h) Commencing January 1, 2000, the Company shall provide to GunnAllen Financial, copies of the Company's quarterly and annual reports as filed with the Securities and Exchange Commission no later than 3 days after such filing, and copies of the Company's other information, documents and reports which the Company is required to file with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide GunnAllen Financial with the annual and quarterly reports and information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act, within 45 days of the end of each fiscal quarter or within90 days of each fiscal year end, whichever is applicable. All such financial statements and reports shall be prepared in accordance with GAAP consistently applied and shall be certified by the Company's Chief Financial Officer as having been so prepared from the Company's books and records and as presenting fairly the consolidated and consolidating financial positions of the Company and its subsidiaries at the end of the relevant fiscal period and the consolidated and consolidating results of operations and cash flows for the Company and its subsidiaries for the period then ended.

          (i) Furnish to GunnAllen Financial such reports as to the Collateral (as defined in the Security Agreement) for the Notes as GunnAllen Financial may reasonably request from time to time.

          (j) Cooperate with the Holder and GunnAllen Financial and execute such further instruments and documents as the Holder and GunnAllen Financial shall reasonably request to carry out to their satisfaction the transactions contemplated by this Note.

          (k) Permit GunnAllen Financial to visit and inspect any of the properties of the Company to examine the books of account of the Company (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its and their officers, at all such reasonable times and intervals as GunnAllen Financial may reasonably request.

          (l) Comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of its charter documents and by-laws (giving effect to the Reincorporation), (iii) all agreements and instruments by which it or any of its properties may be bound and
(iv) all applicable decrees, orders and judgements.

          (m) Continue to retain Bruce Korman as the Chairman and Chief Executive Officer of the Company.

          (n)    Maintain liquid assets totalling $100,000 at all times.

          (o) Cause any Subsidiary organized after the date of the Note to be bound by the terms hereof and the Security Agreement to the same extent as the Company.

5. Events of Default. If any of the following events (each an "Event of Default") shall occur:

     5.1 The Company fails to pay the principal of, any installment of interest accrued on, or any other amount at anytime owing under, the Note or any of the other Notes, as and when the same becomes due and payable hereunder or thereunder and/or under the Security Agreement; or

     5.2 Either of Cashtech, Coinbank or NCP defaults in the due observance or performance of or breach any of its covenants contained in this Note or any of the other Notes, the Security Agreement, and/or any registration rights agreement entered into by Cashtech pertaining to the Warrant Shares (other than a Default involving the payment of money due under this Note, any of the other Notes or the Security Agreement) and such default is not cured within 10 business days after the occurrence of such default; or

     5.3  The Company or any Subsidiary thereof shall (i) becomes insolvent,
(ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction ("Other Laws"), (vi) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company or such Subsidiary under the Code, or (vii) take any corporate action in furtherance of any of the foregoing; or

     5.4 A proceeding or involuntary case shall be commenced, without the application or consent of the Company or any Subsidiary thereof, in any court of competent jurisdiction (i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (iii) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

     5.5 A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any Subsidiary thereof, and the Company or such Subsidiary shall not discharge the same, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such 30 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company (including all subsidiaries), shall exceed in the aggregate $50,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

     5.6 The liquidation or dissolution of the Company or any Subsidiary thereof or any vote in favor thereof by the board of directors and shareholders of the Company; or

     5.7 A proceeding is commenced to foreclose a security interest in or lien on any asset of the Company or any Subsidiary thereof as a result of a default in the payment or performance of any indebtedness of the Company or such Subsidiary in excess of $100,000, together with accrued unpaid interest thereon and related costs (other than the Notes); or

     5.8 An attachment or garnishment is levied against the assets of the Company or any Subsidiary thereof involving an amount in excess of $100,000 and the lien created by such levy is not vacated, bonded or stayed within 10 business days after such lien has attached to such assets; or

     5.9 The Company or any Subsidiary thereof defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company or such Subsidiary (other than the Notes) having an unpaid principal amount in excess of $100,000, or a default occurs in the performance or observance by the Company or any Subsidiary thereof of any covenant or condition (other than for the payment of money) contained in any note (other than this Note) or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

     5.10 Any representation, warranty or statement of fact made by the Company in the Notes, or the Security Agreement or in any certificate or financial statement delivered by the Company to the Holder or GunnAllen Financial at any time proves to be false or misleading in any material respect when made or deemed made by the Company; or

     5.11 The Company or any of its Subsidiaries sells all or substantially all of its assets or merges or is consolidated with another corporation in which the Company or such Subsidiary, as the case may be, is not the surviving corporation; provided, however, the Company may sell its Coinbank Subsidiary without being in violation hereof provided that at least 50% of any cash proceeds received by the Company from the sale of Coinbank are utilized to reduce the outstanding principal amount of the Notes, or to repay amounts due to General Electric Capital Corporation, as determined in the discretion of the Board of Directors of Cashtech; then, and in any such event the Holder of this Note may by written notice to the Company declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon due and payable, and the same shall, unless such default be cured within twenty (20) days after such notice, forthwith become due and payable upon the expiration of such twenty (20) day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

As used in this Note, "Accelerated Maturity Date" means any date prior to the Maturity Date on which the principal of and any accrued and unpaid interest on this Note is declared to be, or becomes, due pursuant to this Section 4 and "Default" means any event that is or, with the passage of time or the giving of notice or both, would be, an Event of Default.

6. Suits for Enforcement and Remedies. If any one or more Events of Default shall occur, the Holder may proceed to (i) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein,
(ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7. Restriction on Transfer. This Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, neither this Note nor any interest therein may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Holder reasonably satisfactory to the Company that such registration and qualification are not required.

8. Prepayment. The principal of and accrued interest on this Note may be prepaid in full at any time without premium or penalty upon thirty days prior notice.

9. Holder Deemed Owner. The Company may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the

Company, for the purpose of receiving payment hereof or thereof or on account hereof and for all other purposes) and the Company shall not be affected by notice to the contrary.

10. Corporate Obligation. It is expressly understood that this Note is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every promoter, subscriber, incorporator, shareholder, officer, or director, as such, are hereby expressly waived and released by the Holder hereof by the acceptance of this Note and as a part of the consideration for the issue hereof.

11.  Miscellaneous

     11.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. No provision of this Note shall alter or impair the obligations of the Company hereby.

     11.2 If, following the occurrence of an Event of Default, the Holder of this Note shall seek to enforce the collection of any amount of principal and/or accrued interest on this Note, there shall be immediately due and payable by the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by the Holder of this
Note in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

     11.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     11.4 This Note may not be modified or discharged (other than by payment), except by a writing duly executed by the Company and Holder.

     11.5 The headings of various sections and subsections of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

     11.6 All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by telecopier (with the original timely mailed), or sent by registered, certified or express mail, return receipt requested, to such party at its address set forth below:

                            If to the Company, to:

                            Cash Technologies, Inc.
                             1434 West 11th Street
                             Los Angeles, CA 90015
                        Telecopier No.: (213) 745-2030

                                with a copy to:

                            Brian C. Daughney, Esq.
                           Goldstein & DiGioia, LLP
                        369 Lexington Avenue-18th Floor
                              New York, NY 10017
                        Telecopier No.: (212) 557-0295

                             If to the Payee, to:

                                with copies to:

                           GunnAllen Financial, Inc.
                     1715 North Westshore Blvd., Suite 700
                               Tampa. FL  33609
                              Attn: Howard Davis
                        Telecopier No.: (813) 282-1275

or hereafter given to the other party hereto pursuant to the provisions of this Note.

     11.7 The Company may not delegate its obligations under this Note and such attempted delegations shall be null and void. The Holder may assign, pledge or otherwise transfer this Note without prior written consent of the Company. This
Note inures to the benefit of Payee, its successors and its assignee of this Note and binds the Company, and its successors and assigns, and the terms "Payee" and "the Company" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

     11.8 This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to it is rescinded or must otherwise be returned by the Holder upon bankruptcy or reorganization or otherwise of the Company, all as though such payment had not been made.

     11.9 THE COMPANY AND THE HOLDER EACH (I) AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED EXCLUSIVELY IN THE APPROPRIATE STATE COURT, COUNTY OF LOS ANGELES OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF LOS ANGELES, CALIFORNIA, (II) WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE NOW OR HEREAFTER BASED UPON FORUM

NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (III) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURT, COUNTY OF LOS ANGELES, CALIFORNIA AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF LOS ANGELES IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AND THE HOLDER EACH FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE COURT, COUNTY OF LOS ANGELES OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF LOS ANGELES AND AGREES THAT SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, MAILED BY CERTIFIED MAIL TO THEIR RESPECTIVE ADDRESSES, SUCH SERVICE TO BECOME EFFECTIVE THREE BUSINESS DAYS AFTER SUCH MAILING, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, IN ANY SUIT, ACTION OR PROCEEDING. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

     11.10 This Note is exchangeable, without expense, upon the surrender hereof by the Holder at the principal executive office of the Company, for two or more new Notes of like tenor and date (except for the principal amounts thereof) representing in the aggregate the same principal amount as this Note, in such denominations as shall be designated by the Holder thereof at the time of such surrender, provided that such new Notes shall be issuable in minimum denominations of $10,000 and integral multiples thereof.

     11.11 This Note shall be construed in accordance with and governed by the laws of the State of California without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

     11.12 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like date and tenor, in lieu hereof.

     11.13. Payor may not delegate its obligations under this Note and such attempted delegations shall be null and void. The Payor may assign, pledge or otherwise transfer this Note without prior written consent of Payor. This Note inures to the benefit of Payee, its successors and its assignee of this Note and binds Payor, and its successors and assigns, and the term "Payee"whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

     11.14. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. No provision of this Note shall alter or impair the obligations of the Payor hereby.

     11.15. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.


PAYOR:

CASH TECHNOLOGIES, INC.            COINBANK AUTOMATED SYSTEMS, INC.


By: /s/ Bruce Korman, President    By: /s/ Bruce Korman, President
   -----------------------------      -----------------------------
     Bruce Korman, President            Bruce Korman, President


NATIONAL CASH PROCESSORS, INC.



By: /s/ Bruce Korman, President
   -------------------------------
     Bruce Korman, President